UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 29, 2007
MIDWAY GAMES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12367 (Commission File Number)	22-2906244 (IRS Employer Identification No.)

2704 West Roscoe Street, Chicago, Illinois (Address of principal executive offices)	60618 (Zip Code)
Registrant’s telephone number, including area code (773) 961-2222

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On June 29, 2007, Midway Home Entertainment Inc. and Midway Amusement Games, LLC (as Borrowers), and Midway Games Inc., Midway Games West Inc., Midway Interactive Inc., Midway Sales Company, LLC, Midway Home Studios Inc., Surreal Software Inc., Midway Studios-Austin Inc., and Midway Studios-Los Angeles Inc. (as U.S. Credit Parties), the Lenders that are signatories thereto (as Lenders) and Wells Fargo Foothill, Inc. (as the Arranger and Administrative Agent, and UK Security Trustee) entered into an Amended and Restated Loan and Security Agreement which amended and restated the Registrant’s existing Loan and Security Agreement, as amended, among the same parties (the “Original Loan Agreement”). The Amended and Restated Loan Agreement (the “Amended Loan Agreement”) provides the Borrowers with a $30,000,000 secured credit facility consisting initially of a $20,000,000 term loan and a $10,000,000 revolving credit facility. The total amount of the revolving credit facility will increase as the outstanding principal amount of the term loan decreases such that the revolving credit facility shall equal at any time $30,000,000 minus the outstanding amount of the term loan. The terms and conditions including the events of default of the Amended Loan Agreement are substantially similar to those contained in the Original Loan Agreement.
The term loan has a five year term and is to be repaid in equal monthly installments of $166,667.67 beginning August 1, 2007 and ending on June 1, 2012 with a final payment on June 29, 2012 of the then unpaid balance of the term loan. The outstanding balance of the term loan immediately before the Amended Loan Agreement was $5,277,778 which was increased by the Amended Loan Agreement to $20,000,000.
As provided in the Original Loan Agreement, availability under the revolving line of credit under the Amended Loan Agreement is limited by the borrowing base, which is a function of eligible accounts receivable and collections as defined under the Amended Loan Agreement. The revolving line of credit has a five year term. There were no amounts outstanding at June 29, 2007 under the revolving line of credit.
The term loan and the revolving line of credit each bear interest at our election at either (a) the bank’s base rate (8.25% at June 29, 2007) plus 1.5% in the case of a base rate loan, or (b) the LIBOR rate (5.321% at June 29, 2007) plus 2.75% in the case of a LIBOR rate loan, but in no event less than 4.0%.
In addition, the Amended Loan Agreement allows for the issuance of up to $7,500,000 in the aggregate of letters of credit. Any letters of credit outstanding reduce availability under the revolving line of credit.
As with the Original Loan Agreement, substantially all of our assets are pledged as collateral under the Amended Loan Agreement. The Amended Loan Agreement requires, among other loan covenants, that we maintain minimum levels of cash and availability under the revolving line of credit as did the Original Loan Agreement. The Amended Loan Agreement also restricts our ability to make payments, including dividends and other distributions on our capital stock, restricts our ability to make acquisitions and restricts our capital expenditures in substantially the same manner as the Original Loan Agreement. In addition, the Amended Loan Agreement restricts our ability to repurchase or redeem any shares of our capital stock or to pay principal on or redeem or repurchase our 6% convertible senior notes due September 30, 2025 and our 7.125% convertible senior notes due May 31, 2026. If the Amended Loan Agreement is terminated before the expiration of the five year term, the lender is entitled to receive prepayment penalties equal to 2% of the amount of the revolving line of credit if the Amended Loan Agreement is terminated prior to June 29, 2008 and 1% of the amount of the revolving line of credit if the Amended Loan Agreement is terminated from or after June 29, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
Dated: July 3, 2007
	By:	/s/ David F. Zucker
		Name:	David F. Zucker
		Title:	President and Chief Executive Officer